Exhibit 10.17

COMMERCIAL LEASE

AGREEMENT

AMB PARTNERS II LOCAL, L.P.

Landlord

AND

POWER GREAT LAKES, INC.

Tenant

STANDARD INDUSTRIAL LEASE AGREEMENT GROSS	Property Address: 1455 Michael Drive Wood Dale, Illinois 60191 Execution Copy Date: August 28, 2006

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), made and entered into by and between, AMB PARTNERS II LOCAL, L.P., a Delaware limited partnership, or its assigns, hereinafter referred to as “Landlord”, and POWER GREAT LAKES, INC., an Illinois corporation, hereinafter referred to as “Tenant” ;

WITNESSETH:

1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord the Premises situated within the County of DuPage, State of Illinois, more particularly described and depicted on Exhibit “A” attached hereto and incorporated herein by reference, commonly known as 1455 Michael Drive, Wood Dale, Illinois, and consisting of approximately 89,835 square feet (the “Premises”), contained within a single tenant building (the “Building”), to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the “Commencement Date” hereinafter set forth and shall end on September 30, 2008.

The Commencement Date shall be September 1, 2006. Tenant acknowledges that (i) it has inspected and accepts the Premises in its as-is, where-is condition, with all faults, (ii) the Building and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord (unless otherwise expressly set forth in this Lease). If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present Tenant or occupant of the Premises holds over, and Landlord cannot, using good faith efforts, acquire possession of the Premises prior to the date above recited as the Commencement Date of this Lease, Landlord shall not be deemed to be in default hereunder nor in any way liable to Tenant because of such failure, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed to be the “Commencement Date”; and the term of this Lease automatically shall be extended so as to include the full number of months hereinbefore provided for (as well as provide for a total of two (2) months of free rent), except that if the Commencement Date is other than the first day of a calendar month such term also shall be extended for the remainder of the calendar month in which possession is tendered. Landlord hereby waives payment of rent covering any period prior to such tendering of possession. Notwithstanding the foregoing, in the event Landlord fails to provide possession to Tenant on or before October 1, 2006, Tenant shall have the option to terminate this Lease without further liability. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

Notwithstanding the foregoing, Landlord agrees to professionally inspect, repair and/or replace, as needed, all HVAC units, the plumbing system, the electrical system (including all lights and ballasts), the dock doors and levelers to insure that same are in good working order as of the Commencement Date.

2. GROSS RENT AND SECURITY DEPOSIT.

A. Tenant agrees to pay to Landlord gross rent for the Premises (“Gross Rent”), in advance, without demand, deduction or set off, in accordance with the following schedule:

Time Period	Monthly Gross Rent

September 1, 2006 - September 30, 2006	No Gross Rent owed by Tenant (Tenant only responsible for payment of utilities)

October 1, 2006 – January 31, 2007	$29,945.00

February 1, 2007 – February 28, 2007	No Gross Rent owed by Tenant (Tenant only responsible for payment of utilities)

March 1, 2007 – September 30, 2007	$29,945.00

October 1, 2007 – September 30, 2008	$33,688.00

One such monthly installment shall be due and payable on the date hereof and future monthly installments shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated. The parties acknowledge and agree that this Lease is a Gross lease, and while Tenant shall be responsible for paying for its utilities, snow removal and any other items that Tenant is responsible for performing under this Lease, Landlord shall not charge Tenant for Taxes (as defined in Paragraph 3A below) payable by Landlord pursuant to Paragraph 3A below, the cost to Landlord of administering and maintaining any insurance pursuant to Paragraph 9 below, or the cost to Landlord of maintaining the common areas in accordance with Paragraph 4 below, or for other costs and expenses not specifically set forth in this Lease.

B. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Thirty-Three Thousand Six Hundred Eighty-Eight and 00/100 Dollars ($33,688.00) (the “Security Deposit”) which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s obligations under this Lease, it being expressly understood and agreed that this Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an event of default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. Subject to the terms and conditions contained herein, The Security Deposit shall be deemed the property of Landlord, but any remaining balance of such Deposit shall be returned by Landlord to Tenant within thirty (30) days after the termination or expiration of this Lease.

3. TAXES.

A. Landlord, at its own cost and expense, agrees to pay all taxes (including real estate taxes), assessments and governmental charges of any kind and nature that accrue against the Premises, and/or the land and/or improvements of which the Premises and Building are a part (collectively referred to herein as “Taxes”). If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part, thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Building and grounds within the applicable taxing jurisdiction.

B. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes.

4. LANDLORD’S REPAIRS.

A. Landlord, at its own cost and expense, shall maintain the roof, skylights, if any, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excluded. The term “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defects.

B. Landlord, at its own cost and expense, shall perform all necessary repairs and replacements to all building systems and equipment within the Premises (including furnace, HVAC, water heater and other systems), and, shall perform the paving, floor slab, common area, and landscape replacement and maintenance (excluding the removal of snow and ice from the parking areas, sidewalks driveways and alleys surrounding the Building, which is Tenants responsibility under Paragraph 5A below), exterior painting and common sewage line plumbing (provided that if a repair is necessitated by damage caused by the intentional acts or negligence of Tenant, its agents, employees, invitees, licensees or contractors, Tenant shall bear one hundred percent (100%) of such cost which cost shall include an administration and supervision fee of fifteen percent (15%) of the cost thereof).

C. Any costs owed by Tenant under this Paragraph 4 shall be paid within ten (10) days following Tenant’s receipt of an invoice from Landlord.

5. TENANT’S REPAIRS.

A. Tenant, at its own cost and expense, shall (i) promptly make all necessary repairs and replacements to the Premises, except for those required to be made by the Landlord pursuant to Paragraph 4, above, and (ii) keep the parking areas, sidewalks, driveways and alleys surrounding the Premises in a clean and sanitary condition and shall remove all snow, ice and rubbish from same.

B. Tenant shall use equipment and fixtures which avoid damage to the floor slab. In addition, Tenant agrees not to overload the floor slabs in any way so as to cause damage to the slab or the foundation and shall be responsible for any damage to the floor slab resulting from its actions or the actions of its employees, agents or contractors.

C. Tenant, at its cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract will include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract will be provided to Landlord.

6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to install mechanical systems that are non-structural in nature for Tenant’s operations so long as Tenant obtains Landlord’s prior written approval of same and Tenant complies with all terms and conditions of this Paragraph 6. Additionally, Tenant shall remove such mechanical systems at the expiration or earlier termination of the Lease and restore the Premises to their original condition if Landlord informs Tenant at any time during the term of the Lease of this requirement. Any alterations, additions or improvements performed by Tenant shall be in accordance with all of the terms and conditions of this Paragraph 6. All work to be performed by Tenant under this Paragraph 6 shall be performed in accordance with plans and specifications approved in advance by Landlord and in compliance with all applicable codes, rules, regulations, ordinances and laws by licensed contractors who are approved in advance by Landlord and who carry policies of workers’ compensation and liability insurance in minimum coverage amounts acceptable to Landlord. Tenant shall furnish copies of insurance certificates evidencing the required insurance coverage prior to commencing any work and Landlord shall be designated as an additional insured on such certificates. Tenant shall furnish to Landlord written evidence of security to assure Landlord that all work performed pursuant to this Paragraph shall be free and clear of all mechanic’s liens or other liens, encumbrances, security interests and charges. Tenant shall indemnify, defend, protect and hold Landlord Entities harmless from and against any and all costs (including attorneys’ fees and court costs), losses, expenses, damages and other liabilities arising out of or in connection with the work performed in accordance with this Paragraph. Tenant, at its own cost and expense, may erect such shelves, bins machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the building and/or improvements of which the Premises arc a part, (b) such items do not overload or damage the same, (c) such items may be removed without injury to the Premises, and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord’s specifications and requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building and other improvements situated on the Premises or of which the Premises are a part.

7. SIGNS. Tenant shall not install any signs upon the Premises without the prior written consent of Landlord. Any signs shall be removed at Tenant’s cost upon termination or expiration of this Lease. Tenant shall repair, paint, and/or replace the building facial surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage. Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord.

8. UTILITIES. Landlord agrees to provide normal water service to the Premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant’s use of the Premises, and any maintenance charges for utilities.

9. INSURANCE.

A. Landlord, at its own cost, shall maintain insurance covering the Building in an amount not less than eighty percent (80%) of the “replacement cost” thereof insuring against the perils of Fire, Lightning, Extended Coverage Vandalism and Malicious Mischief, Liability and Rental Interruption and such other insurance as Landlord shall deem necessary.

B. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of worker’s compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000.00) for property damage and Five Million Dollars ($5,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, also shall maintain during the term of this Lease, fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant and (ii) all of Tenant’s personal property contained within the Premises, and business interruption insurance insuring loss of profits in the event of an insured peril damaging the Premises. If, in the reasonable opinion of Landlord’s insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the term of the Lease, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord’s advisor reasonably deems adequate. Said policies shall (i) name Landlord as an additional insured (except for the worker’s compensation policy, which instead shall include waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is licensed to do business in the State of Illinois, rated A: VII or better by Best’s Key Rating Guide and is otherwise acceptable to Landlord, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Said policies shall provide primary coverage to Landlord; when any policy issued to Landlord is similar or duplicate in coverage, Landlord’s policy shall be excess over Tenant’s policies. Said policy or policies, or certificates thereof, shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

C. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, including, without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant’s use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

10. FIRE AND CASUALTY DAMAGE.

A. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the buildings situated upon the Premises or of which the Premises are a part should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A, above, or if they should be so damaged thereby that, in Landlord’s estimation, rebuilding or repairs cannot be completed within one hundred twenty (120) days after the date of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective upon the date of the occurrence of such damage.

B. If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A, above, and in Landlord’s estimation, rebuilding or repairs can be substantially completed within one hundred twenty (120) days after the date of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises or for the benefit of, or by or for Tenant. If such repairs and rebuilding have not been substantially completed within one hundred twenty (120) days after the date of such damage (subject to delays outside of Landlord’s control), Tenant, as Tenant’s exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate. In the event of an insurance claim that results from the acts or omissions of Tenant or its agents, employees, invitees, licensees or contractors, Tenant shall be liable for payment of any deductible under any of Landlord’s insurance policies with respect to the Premises.

C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within sixty (60) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

D. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building, or personal property (building contents) within the building and/or Premises, for any reason regardless of cause or origin, to the extent covered by the insurance required to be maintained hereunder. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary, to have the insurance policies properly endorsed.

E. If the Premises are damaged by any peril not covered by the insurance to be provided by Landlord under Paragraph 9A, above and the cost to repair such damage exceeds any amount Tenant may elect to contribute, Landlord may elect either to commence to repair and restore the Premises, in which event this Lease shall remain in full force and effect, or not to repair and restore the Premises, in which event this Lease shall terminate.

11. LIABILITY AND INDEMNIFICATION. Tenant shall indemnify and hold Landlord, Landlord’s affiliates, lenders, and the officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents of the foregoing (collectively, “Landlord Entities”) harmless from and defend Landlord Entities against (a) any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof and/or of the Building, including without limitation elevators, stairways, passageways or hallways, the use of which Tenant may have in accordance with this Lease, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees, (ii) arising from the conduct of management of any work done by the Tenant in or about the Premises, and (iii) arising from transactions of the Tenant, and (b) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought with respect to subparagraph (a). Except to the extent caused by the gross negligence or willful misconduct of Landlord, neither Landlord nor Landlord Entities shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, the Building or the common areas surrounding same from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, heating, ventilating, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or the common areas surrounding same. Landlord shall not be liable for any damages arising from any act or neglect of any other tenants of Landlord or any subtenant or assignee of such other tenants. Notwithstanding Landlord’s negligence, gross negligence, or breach of the Lease, Landlord shall under no circumstances be liable for (a) injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages or (b) any damage to property or injury to persons arising from any act of God, such as earthquakes, hurricanes, floods, etc. The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

12. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including, without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall have the exclusive right to use, the parking areas serving the Building. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord. No pets or other animals of any kind shall be permitted on the Premises or any parking areas adjacent to the Premises. Tenant shall pay the cost of any modifications to the Premises, the Building and the common areas required as a result of Tenant’s particular use of the Premises.

13. INSPECTION. Landlord and Landlord’s agents and representatives shall have the right to enter the Premises upon reasonable prior notice during business hours, unless an emergency, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is six (6) months prior to the end of the Lease term, upon telephonic notice to Tenant, Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available. Prior to the expiration of the Term of this Lease, Tenant and Landlord shall arrange to meet for a joint inspection of the Premises prior to vacating for the purpose of determining any repairs that are necessary and restoration of the Premises.

14. ASSIGNMENT AND SUBLETTING.

A. Tenant shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent. The transfer, on a cumulative basis, of 25% or more of the voting or management control of Tenant shall constitute a change in control for this purpose. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease. Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment which notice shall set forth the name of the proposed sublessee or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed sublessee or assignee.

B. In addition to, but not in limitation of, Landlord’s right to approve of any sublessee or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire demised Premises, pursuant to this Paragraph, the term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the term hereof; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as estimated by Landlord, payable by Tenant to such date with respect to taxes, insurance, repairs, maintenance, restoration and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which accrued hereunder as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed in this Lease of the expiration of the term hereof). If Landlord recaptures under this Paragraph only a portion of the Premises, the rent during the unexpired term hereof shall abate proportionately based on the rent per square foot contained in this Lease as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant thereto and rented by Landlord to the proposed Tenant or any other tenant.

C. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. § 101 et. seq. (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

D. Notwithstanding the foregoing. Tenant shall have the right to assign this Lease to any affiliate (as such term is defined in the Securities Act of 1933) provided that such assignment is in form satisfactory to Landlord. Any assignee, sublessee or transferee of Tenant’s interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as “Transferees”), by assuming Tenant’s obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not or permitted hereunder shall relieve Tenant of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder.

E. Tenant shall reimburse Landlord for all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with or resulting from a request by Tenant to assign, sublet, transfer or encumber this Lease, or any interest therein. Tenant shall reimburse Landlord for such costs and expenses within fifteen (15) days of receipt of an invoice for same.

F. In the event that Tenant subleases all or a portion of the Premises pursuant to a sublease approved in writing by landlord and such sublease provides for the payment of a gross rental (including base rent, taxes, insurance and other costs payable under Paragraph 2 of the Lease) and any other consideration owing to Tenant in connection with the sublease that exceeds the aggregate payments owed by Tenant for such portion of the Premises pursuant to Paragraph 2 of this Lease, Tenant shall pay to Landlord at the commencement of the term of the sublease the amount of such excess. In addition, in the event that Tenant assigns the Lease pursuant to an assignment approved in writing by Landlord (other than an assignment permitted under Paragraph 14D of the Lease) and Tenant receives consideration for such assignment, Tenant shall pay to Landlord the amount of such consideration upon Landlord’s execution of a written consent to the assignment. The failure of Tenant to make such payment in a timely manner shall constitute an event of default under this Lease.

15. CONDEMNATION. If more than twenty percent (20%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Condemnation Event”) and the Condemnation Event prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the first to occur of the following: (a) the date on which the condemning or purchasing authority occupies the Premises (or portion thereof); or (b) the date on which the condemning or purchasing authority requires that the Premises (or portion thereof) be vacated, but at all times Tenant shall be provided with no less than sixty (60) days notice to vacate. If less than twenty percent (20%) of the Premises are taken after the Condemnation Event, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation, awards or damages in connection with or resulting from a Condemnation Event (the “Award”) shall be paid to and be the sole property of Landlord, whether the Award is made as compensation for diminution in value of the leasehold estate, the fee interest in the Premises, or some other aspect of value associated with the Premises Tenant further acknowledges and agrees that Landlord shall have no monetary or other obligations to Tenant in connection with or with respect to a Condemnation Event or an early termination of the Lease that is triggered by a Condemnation Event in accordance with this Paragraph 15. Notwithstanding anything to the contrary, Tenant shall have the right to lodge a separate claim for compensation due to such a taking from the condemning authority so long as the amount of the Award to Landlord is not reduced.

16. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes either (i) renewal of this Lease for one year, and from year to year thereafter, (ii) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (iii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease, provided, however, that the monthly rental or daily rental under (iii) shall, in addition to all other sums which are to be paid by Tenant hereunder whether or not as additional rent, be equal to one and one half times (150%) the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (iii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed. No holding over by Tenant, whether with or without consent of Landlord shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 16 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

17. QUIET ENJOYMENT. Landlord covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements restrictions and other conditions of record. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

18. EVENTS OF DEFAULT. The following events (herein individually referred to as “event of default”) each shall be deemed to be events of nonperformance by Tenant under this Lease:

A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due; provided, however, that Tenant’s failure to make a payment within this time period shall not be deemed an event of default for the first such occurrence during any twelve (12) month period of the Lease so long as payment is made within five (5) days after written notice from Landlord; no further opportunity to cure shall be provided to Tenant during any twelve (12) month period of the Lease.

B. The Tenant or any guarantor of the Tenant’s obligations hereunder shall (i) become insolvent, (ii) admit in writing its inability to pay its debts, (iii) make a general assignment for the benefit of creditors, (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property, or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

C. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant’s obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

D. Tenant shall (i) vacate all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default of the rental payments due under this Lease; provided, however, in any case, Tenant shall not be in default under this Paragraph so long as it (x) continues to pay Rent, (y) regulate the temperature and utilities within the Premises in such a manner as to not cause damage thereto and otherwise continue to maintain the Premises in accordance with the requirements of the Lease and (z) notifies Landlord of its intent with respect to (i) and (ii) above.

E. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 21 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant. Notwithstanding the foregoing, if the nature of Tenant’s obligation is such that more than thirty (30) days is reasonably required to cure such failure, then Tenant shall have such time as is reasonably required provided Tenant commences such performance promptly after written notice from Landlord and thereafter diligently prosecutes the same to completion.

G. Tenant shall fail to comply with the terms and provisions of Paragraph 24 hereunder.

H. Tenant shall fail to deliver the estoppel certificate within the time provided in Paragraph 22D.

19. REMEDIES.

A. Upon each occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies upon notice and demand, to the extent such notice and demand is required by applicable laws:

(1)	Terminate this Lease; and/or

(2)	Enter upon and take possession of the Premises without terminating this Lease; and/or

(3)

Alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Landlord’s option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary; and in any such event Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and/or

(4)

Maintain Tenant’s right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover rent as it becomes due.

B. If Landlord terminates this Lease, at Landlord’s option, Tenant shall be liable for and shall pay to Landlord, the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (1) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less (2) all amounts received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). An action to collect amounts due by Tenant to Landlord under this subparagraph may be brought following termination of the Lease without the necessity of Landlord’s waiting until the expiration of the Lease Term.

C. If Landlord repossesses the Premises without terminating the Lease, Tenant, at Landlord’s option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease term.

D. Upon an event of default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (i) brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Premises, (ii) the costs of removing and storing Tenant’s or other occupant’s property, (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (iv) all reasonable expenses incurred in marketing the Premises, and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies. If either party hereto institute any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys’ fees and all court costs in connection with such proceeding.

E. In the event Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for processing such late payments. Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

F. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.

G. In the event of termination and/or repossession of the Premises for an event of default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, provided, that, Tenant shall not be entitled to credit or reimbursement of any proceeds in excess of the rental owed hereunder. Landlord may relet the whole or any portion of the Premises for any period, to any Tenant and for any use and purpose.

H. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages, provided that in the event the nature of Landlord’s default prevents the Premises from being used for its intended purpose, Tenant shall have the right to institute proceedings in a court of equity. Notwithstanding the foregoing, if the nature of Landlord’s obligation is such that more than thirty (30) days is reasonably required to cure such failure, then Landlord shall have such time as is reasonably required provided Landlord commences such performance within thirty (30) days after written notice from Tenant and thereafter diligently prosecutes the same to completion. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or of the Building; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

I. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures and equipment at the Premises including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

J. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

K. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

20. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

21. MECHANIC’S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

22. MISCELLANEOUS.

A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

B. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, evidence of good standing or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

C. Landlord and Tenant (except for the payment of Rent) shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, weather, acts of God or labor disputes.

D. Tenant agrees, from time to time, within ten (10) days after request by Landlord, to deliver to Landlord or Landlord’s designee, a certificate of occupancy, and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent is paid and such other factual matters pertaining to this Lease as may be requested by Landlord.

E. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, clean and free of debris and in accordance with the terms and conditions of attached Exhibit “B”. In addition, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all healing and air conditioning systems and equipment therein into the required condition. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amount due from Tenant under this Paragraph 22F.

G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

H. All references in this Lease to “the date hereof or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

I. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction other than Colliers Bennett & Kahnweiler and Darwin Realty (collectively the “Brokers”) or that no broker, agent or other person other than the Brokers brought about this transaction, other than as may be referenced in a separate written agreement executed by Tenant, and delivered to Landlord, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person other than the Brokers claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

J. If and when included within the term “Landlord”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term “Tenant”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant”, respectively shall be bound by notices given in accordance with the provisions of Paragraph 23 hereof to the same effect as if each had received such notice.

K. Tenant’s “proportionate share”, as used in this Lease, shall equal 100%.

L. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the Security Deposit required by Paragraph 2B hereof and one month’s Gross Rent as set forth in Paragraph 2A hereof. Notwithstanding the foregoing, upon receipt of this Lease executed by Tenant, in the event Landlord shall not have executed and returned a copy of the same to Tenant within five (5) business days. Tenant shall have the option of terminating this lease by providing written notice to Landlord.

M. In the event Tenant requests Landlord to execute any waiver, subordination, consent or other document in connection with a proposed loan, line of credit or other financing to Tenant, Tenant shall reimburse Landlord for all costs and expenses, including reasonable attorney’s fees, incurred by Landlord in connection with or resulting from such request. Tenant shall reimburse Landlord for such costs and expenses within fifteen (15) days of receipt of an invoice for same.

23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

        (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at P.O. Box 6110, Hicksville, New York 11802-6110, or al such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord. In addition to base rental due hereunder, all sums of money and all payments due Landlord hereunder shall be deemed to be additional rental owed to Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not (i) two (2) business days following deposit in the United States Mail, postage prepaid, Certified Mail, or (ii) the next business day following deposit via a recognized overnight delivery service, addressed to the parties hereto at the respective addresses set out below their signatures, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

24. HAZARDOUS WASTE.

A. The term “Hazardous Substances”, as used in this Lease shall mean pollutants, contaminants, toxic or hazardous materials or wastes, petroleum products or any other substances, the removal of which is required or the use of which is restricted prohibited or penalized by any “Environmental Law”, which term shall mean any and all federal, state or local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the environment, hazardous substances, or petroleum products including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the nuclear Regulatory Agency, regulations or laws administered by OSHA and regulations of any state department of natural resources or state environmental protection agency now or at any time hereinafter in effect.

B. Tenant hereby agrees that (i) no activity will be conducted on the Premises that shall produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws, are fully and completely disclosed to Landlord, and are expressly approved in advance in writing by Landlord, (ii) the Premises shall not be used in any manner for the storage of those Hazardous Substances, except for such storage that is in the ordinary course of Tenant’s business in amounts appropriate for such use (the “Permitted Material”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws, are fully and completely disclosed to Landlord, and are expressly approved in advance in writing by Landlord, (iii) no portion of the

Premises shall be used as a landfill or a dump, (iv) Tenant shall not install any underground tanks of any type, (v) Tenant shall not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance, (vi) any parts washing and/or degreasing shall be performed in an area that does not contain or is separated from any floor drains and is scaled with an epoxy based floor sealant, (vii) bulk oil storage containers shall use secondary containment, and (viii) Tenant shall not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required removal and cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Tenant shall immediately give Landlord written notice as soon as Tenant becomes aware of any suspected breach of this Paragraph, or any condition or circumstance which makes the environmental warranties contained in this Lease incomplete, inaccurate or misleading, upon learning of the presence or any release of any Hazardous Substances, or upon receiving any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a cleanup, removal, remedial action, or other response by, or on the part of the Tenant under Environmental Laws, or which seeks criminal or punitive penalties from Tenant for an alleged violation of Environmental Laws, or otherwise pertaining to Hazardous Substances which may affect the Premises, together with a copy thereof. In the event of any such circumstance, Tenant agrees, at its expense and at the request of Landlord, to permit an environmental audit solely for the benefit of the Landlord, to be conducted by the Landlord or an independent agent selected by the Landlord and which may not be relied upon by the Tenant for any purpose. This provision shall not relieve the Tenant from conducting its own environmental audits or taking any other steps necessary to comply with Environmental Laws. Landlord, in the event it is named as a party due to Tenant’s default under this section, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any matters related to Environmental Laws and to have its attorneys’ fees in connection therewith paid by Tenant. Tenant shall, at Landlord’s request, defend all suits, actions or proceedings commenced against Landlord with counsel approved by Landlord, in Landlord’s reasonable discretion, and Tenant shall pay all reasonable costs and judgments associated therewith, with Tenant reserving the right to appeal any such judgments.

C. Tenant shall be solely responsible and shall indemnify, defend and hold Landlord, Entities, harmless from and against all claims, demands, actions, losses, liabilities, costs, expenses, damages and obligations of any nature (including, without limitation, diminution in value of the Premises; all consequential damages; the cost of any required or necessary repair, cleanup or detoxification of the Premises; the preparation and implementation of any closure, remedial or other required plans; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises; damages arising from any adverse impact on marketing of space; damages to adjacent property; costs of restoring the Premises, and sums paid in settlement of claims, reasonable attorneys’ fees, court costs, consultant fees, and expert fees) incurred by or asserted against Landlord and directly or indirectly as a result of, arising from, connected with, or attributable to use of the Premises, or the generation, storage, release, threatened release, discharge, disposal, removal or presence of any Hazardous Substances, or relating to any activity, act or omission involving Hazardous Substances or noncompliance with any Environmental Law. The foregoing indemnification shall survive the termination or expiration of the Lease for a period of one (1) year. Notwithstanding anything to the contrary contained in this Lease, any default under the terms of this Paragraph shall be a material default under this Lease enabling Landlord, at Landlord’s option, to immediately exercise any of the remedies set forth in this Lease, in addition to any other remedies available to Landlord, without notice to Tenant and without obligation to provide any grace or cure period to Tenant. Notwithstanding anything to the contrary contained herein, Landlord’s approval of any activity or storage relating to any Hazardous Substance is not intended to, and shall not, be deemed an undertaking by Landlord to determine whether or not such activity or storage is in compliance with Environmental Laws and Landlord assumes no responsibility with respect thereto.

D. Notwithstanding the provisions of this Lease, Tenant may handle, store and use Hazardous Substances, limited to types and amounts identified in the Hazardous Substances Exhibit attached hereto as Exhibit “C”. Tenant business and operations, especially in handling, storage, use and disposal of Hazardous Substances shall at all times comply with the applicable laws pertaining to Hazardous Substances. Tenant shall abide by all state, federal and local laws pertaining to the handling and storage of such Hazardous Substances.

25. ADDITIONAL PROVISIONS. See Exhibits “A”, “B” and “C” attached hereto and incorporated by reference herein.

26. LANDLORD’S LIEN. In addition to any statutory lien for rent in Landlord’s favor, subject to the lien of Tenant’s lender at the time, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money become due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, and other personal property of Tenant now or hereafter situated at the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event any of the foregoing described property is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in such property and all proceeds and products, regardless of location. Upon a default hereunder by Tenant in addition to all other rights and remedies. Landlord shall have all rights and remedies under the Uniform Commercial Code including, without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days notice by Landlord. Subject to consent by Tenant’s lender, Tenant hereby agrees to execute such other instruments, necessary or desirable under applicable law to perfect the security interest hereby created Landlord and Tenant agree that this Lease and security agreement serves as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located al the Premises subject to this Lease and identified in Exhibit “A” attached hereto and incorporated herein by reference and is to be filed for record in the real estate records. The record owner of this property is AMB Partners II Local, L.P. Landlord agrees to execute that certain Landlord’s Agreement, in a form acceptable to Landlord and Tenant’s lender, which may affect Landlord’s rights under this provision.

27. OPTION TO RENEW. Tenant shall have the right to renew the term of this Lease for one (1) period of one (1) year (the “Renewal Term”) subject to the following terms and conditions:

A. Tenant shall not be entitled to extend the term hereof if on the date provided for the exercise of its rights hereunder, or on the date of commencement of the Renewal Term, Tenant is in default of the performance of any of the terms, covenants and conditions herein contained for which notice of default has been given by Landlord to Tenant in the manner provided in this Lease, which default has not been or is not being remedied in the time provided in this Lease;

B. Tenant shall exercise its right to extend the term of this Lease, if at all, by notifying Landlord in writing of its election to exercise its right to renew the term hereof (a “Renewal Notice”) not later than six (6) months prior to the expiration of the term;

C. The Renewal Term shall be upon the same terms, covenants and conditions as contained in this Lease; provided, however, that the Gross Rent for the Renewal Term shall be determined by mutual agreement between Landlord and Tenant based upon the then prevailing market rental rate per square foot charged by Landlord for comparable warehouse space in buildings of like quality in the same rental market as the building as of the date the Renewal Term is to commence, but in no event shall the Gross Rent for the Renewal Term be lower than the Gross Rent for the Premises during the last year of the initial term of the Lease;

D. In the event Landlord and Tenant are unable to agree upon the Gross Rent for the Renewal Term within fifteen (15) days after delivery of the Renewal Notice, the option to renew shall be deemed null and void and the Lease shall expire in accordance with its term; and

E. The option to renew shall be personal to Tenant and shall be null and void and of no further force or effect in the event Tenant assigns this Lease.

[Signatures appear on following page]

EXECUTED BY LANDLORD, this 29th day of August, 2006.

Attest/Witness		AMB PARTNERS II LOCAL, L.P., a Delaware limited partnership

Title:		By:	AMB PROPERTY II, L.P.,
a Delaware limited partnership

		Its:	General Partner

		By:	TEXAS AMB I, LLC,
a Delaware limited liability company

		Its:	General Partner

		By:	AMB PROPERTY HOLDING CORPORATION,
a Maryland corporation

		Its:	Sole Member

By:
Christopher P. Lydon, Vice President

ADDRESS:

AMB Property Corporation
Attn: Regional Manager-Chicago
One O’Hare Centre
6250 North River Road, Suite 1100
Rosemont, Illinois 60018

With a copy to:

AMB Property Corporation
Attn: Regional Manager-Chicago
Pier 1, Bay 1
San Francisco, California 94111

EXECUTED BY TENANT, this 29th day of August, 2006.

Attest/Witness

POWER GREATLAKES, INC.,
an Illinois corporation

By:

Title:	CFO	Title:	V.P.

ADDRESS:

Power Great Lakes, Inc.
Attn: Ken Winemaster, Senior Vice President
655 Wheat Lane
Wood Dale, Illinois 60191

With a copy of any Tenant default notice to:

Harris Kessler & Goldstein LLC
Attn: James Marks
640 North LaSalle Street, Suite 590
Chicago, Illinois 60610

EXHIBIT “A”

Depiction of Premises

MICHAEL DRIVE
PARKING
PARKING
SPRINKLER RISER
INTERIOR TRUCK DOCK
TRUCK COURT
PARKING
DID
193'-0"
320'-0"
63'-0"
86'-0"
81'-0"

MASTER PLAN

0 70 140

FOOTPRINT:	**89,835 S.F.**
OFFICE:	6,309 S.F.
WAREHOUSE:	83,526 S.F.
PERCENTAGE OFFICE:	7.02%
CLEAR HEIGHT:	22 FEET
PARKING:	90 STALLS
INTERIOR DOCK DOORS:	6
DRIVE-IN DOORS:	1
TYPICAL BAY:	40x32

AMB

AMB PROPERTY CORPORATION

Local partner to global trade.™

1455 MICHAEL DRIVE
WOOD DALE, ILLINOIS

The above information/drawing is for reference only and is subject to verification, and/or revision. No liability for omissions shall be assumed. Area calculations are approximate and subject to change without notice.

EXHIBIT “B”

Move Out Standards

This Move Out Standards (Exhibit “B”) is dated for the reference purposes as, and is made between Landlord and Tenant to be a part of that certain Standard Industrial Lease (the “Lease”) concerning a portion of the Property more commonly known as 1455 Michael Drive, Wood Dale, Illinois (the “Premises”). Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration or earlier termination of the Lease, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration or earlier termination of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord.

The Tenant shall surrender the Premises, at the time of the expiration or earlier termination of the Lease, in a condition that shall include, but is not limited to, addressing the following items:

1.	Lights:	Office, warehouse, emergency and exit lights will be fully operational with all bulbs and ballasts functioning.

2.	Dock Levelers, Service Doors and Roll Up Doors:	Provide an inspection report from vendor certifying all dock equipment is in good working condition and requiring no repairs.

3.	Dock Seals/Dock Bumpers:	Free of tears and broken backboards repaired. Repair and/or replace dock seals if needed.

4.	Warehouse Floor:	Free of stains and floor markings and swept with no racking bolts or other protrusions left in floor. Cracks should be repaired with an epoxy or polymer.

5.	Tenant-Installed Equipment and Wiring:	Removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

6.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7.	Roof:

Any Tenant-installed equipment must be removed and roof penetrations caused by Tenant properly repaired by licensed roofing contractor. Active leaks must be fixed and latest Landlord maintenance and repairs recommendation must have been followed. Tenant must check with Landlord’s property manager to determine if specific roofing contractor is required to perform work.

8.	Signs:	All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

9.	Heating and Air Conditioning System:	Provide an inspection report from vendor certifying that all heating, ventilation and air conditioning systems and equipment are in good working condition and requiring no repairs

10.	Electrical	All electrical equipment to be returned in good condition and repair.

11.	Overall Cleanliness:

Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of premises. All trade fixtures, dumpsters, racking, trash, vending machines and other personal property to be removed.

12.	Upon Completion:

Contact Landlord’s property manager to coordinate turning in of keys, utility changeover and obtaining of final Landlord inspection of Premises which, in turn, will facilitate refund of Security Deposit.

EXHIBIT “C”

Hazardous Substances

Industrial Parts Washer – Bulk Tanks & Drums

Engine Oil (5W30 and 15W30) – Bulk Tanks & Drums

Engine Coolant Delo – Bulk Tanks & Drums

Grease, small quantities

Gasoline, small quantities

Diesel Fuel, 50g

Natural Gas from building supply

LP, in 40# vessels

Ruse Penetrant, Kerosene, Petroleum distillate, small quantities

Spray Paint small quantities in aerosol cans

Parts Cleaner in cans Perchloroethylene, Hexane, small quantities

Oxy-Acetalene torch

Cutting Oil, small quantities

Rust preventative (Oxidized petroleum based was protective film), small quantities

Dielectric grease, small quantities

LockTite (Blue, Red & Green), small quantities

RTV (Blue, Grey), small quantities

Paste TFE, Teflon pipe thread sealant, small quantities

Teflon Tape, small quantities

FIRST AMENDMENT TO LEASE

AMB PARTNERS II LOCAL, L.P.

January 31, 2007

Power Great Lakes, Inc.

655 Wheat Lane

Wood Dale, Illinois 60191

Attention Ken Winemaster, Senior Vice President

Re:

Lease dated August 29, 2007, pertaining to that certain premises containing approximately 89,835 square feet and located at 1455 Michael Drive, Wood Dale, Illinois, by and between AMB Partners II Local, L.P., as Landlord, and Power Great Lakes, Inc., an Illinois corporation, as Tenant (the “Lease”)

Dear Mr. Winemaster:

This letter shall serve to confirm the agreement of Landlord and Tenant to amend the Lease as follows:

1. The Term of the Lease is extended for a period of one (1) year commencing October 1, 2008 and continuing through and including September 30, 2009 (the “Extension Term”).

2. The Gross Rent during the Extension Term shall be $35,560.00 per month.

Except as modified hereby, the Lease shall remain unchanged and in full force and effect. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease.

Please sign where indicated below to acknowledge your agreement as to the foregoing matter. In the meantime, please contact me with any questions.

Very truly yours,

AMB PARTNERS II LOCAL, L.P., a Delaware limited partnership

By:	AMB PROPERTY II, L.P.,
a Delaware limited partnership
Its:	General Partner

By:	TEXAS AMB I, LLC,
a Delaware limited liability company
Its:	General Partner

By:	AMB PROPERTY HOLDING CORPORATION,
a Maryland corporation
Its:	Sole Member

By:
Christopher P. Lydon

Its:	Vice President

THE FOREGOING TERMS AND CONDITIONS OF THIS LETTER AGREEMENT ARE ACKNOWLEDGED AND AGREED TO ON BEHALF OF TENANT AS OF THIS DAY OF JANUARY, 2007.

POWER GREAT LAKES, INC.,
an Illinois corporation

By:

Name:	Kenneth Winemaster

Its:	Senior Vice President

2

SECOND AMENDMENT TO LEASE

AMB PARTNERS II LOCAL, L.P.

October 6, 2008

Power Great Lakes, Inc.

655 Wheat Lane

Wood Dale, Illinois 60191

Attention: Ken Winemaster, Senior Vice President

Re:

Lease dated August 29, 2007 as amended by that certain First Amendment to Lease dated January 31, 2007, pertaining to that certain premises containing approximately 89,835 square feet and located at 1455 Michael Drive, Wood Dale, Illinois, by and between AMB Partners II Local, L.P., as Landlord, and Power Great Lakes, Inc., an Illinois corporation, as Tenant (the “Lease”)

Dear Mr. Winemaster:

This letter serves to confirm the agreement of Landlord and Tenant to amend the Lease as follows:

1. The Term of the Lease is hereby extended for an additional twenty-four (24) month period from October 1, 2009 through and including September 30, 2011 (the “Extension Term”).

2. During the Extension Term, Tenant shall pay Base Rent to Landlord in accordance with the following schedule:

Time Period	Monthly Base Rent
October 1, 2009 - September 30, 2010	$37,431.00
October 1, 2010 - September 30, 2011	$39,303.00

3. Tenant agrees that included in Gross Rent is Tenant’s monthly proportionate share (as defined in Paragraph 23K of the Lease) for 2008 (the “Base Year”) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3 of the Lease, (ii) the cost of administering and maintaining any insurance pursuant to Paragraph 9 of the Lease (“Insurance”), and (iii) the cost of any common area charges in accordance with Paragraph 4 of the Lease, and the cost of the property management fee charged by Landlord (“CAM Charges”). If for any calendar year applicable to the term of the Lease (or any renewal of such term), Tenant’s proportionate share of Taxes, Insurance and/or CAM Charges exceed Tenant’s proportionate share of such charges for the Base Year, Tenant shall pay to Landlord as additional rent upon demand at the time the next installment of Gross Rent is due the amount of such excess or, if the Lease has expired or been terminated, within ten (10) days following request from Landlord, provided, however, that the foregoing calculation shall be appropriately adjusted for any partial year of the Lease. The monthly amount of Tenant’s proportionate share of Taxes, Insurance and CAM Charges for the Base Year are as follows:

(1) Taxes	$5,989.00
(2) Insurance	$449.00
(3) CAM Charges	$3,818.00

4. Tenant shall have the one-time right to terminate the Lease and surrender possession of the Premises at the end of the eighteenth (18th) month of the Extension Term (the “Termination Date”) by providing written notice to Landlord of its intent to terminate (the “Termination Notice”) on or before nine (9) months prior to the Termination Date (the “Option Date”). Effective on the Termination Date, Tenant shall surrender the Premises in the condition required hereunder and the rights, liabilities and obligations of the parties hereunder shall cease and terminate, except that: (a) each party shall remain liable for all outstanding amounts due under the Lease and other obligations owing under the Lease that have accrued on or prior to the Termination Date, and (b) all obligations of the parties under the Lease, including Tenant’s environmental indemnification of Landlord, accruing on or prior to the date that Tenant vacates the Premises or arising out of Tenant’s occupancy of the Premises, shall remain in full force and effect. In the event the Termination Notice is not delivered to Landlord on or before the Option Date, the option to terminate contained within this Paragraph shall be null and void and of no further force or effect and the Lease shall continue in accordance with its terms.

5. Tenant has no option, right of first refusal, or other right to renew, extend, terminate, lease additional space or purchase any part of the Premises or Building.

Except as modified hereby, the Lease shall remain unchanged and in full force and effect. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease.

[Remainder of page intentionally left blank, signatures appear on the following page]

2

Please sign where indicated below to acknowledge your agreement as to the foregoing matters. In the meantime, please contact me with any questions.

Very truly yours,

AMB PARTNERS II LOCAL, L.P., a Delaware limited partnership

By:	AMB PROPERTY II, L.P., a Delaware limited partnership
Its:	General Partner

By:	AMB PROPERTY HOLDING CORPORATION, a Maryland corporation
Its:	Sole Member

By:
Its:	Victoria Knudson VP Operations

THE FOREGOING TERMS AND CONDITIONS OF THIS LETTER AGREEMENT ARE ACKNOWLEDGED AND AGREED TO ON BEHALF FO TENANT AS OF THIS 6th DAY OF OCTOBER, 2008. POWER GREAT LAKES, INC., an Illinois corporation

By:
Kenneth Winemaster
Its:	Senior Vice President

3

THIRD AMENDMENT TO LEASE

AMB PARTNERS II LOCAL, L.P.

June 30, 2010

Power Great Lakes, Inc.

655 Wheat Lane

Wood Dale, Illinois 60191

Attention: Ken Winemaster, Senior Vice President

Re:

Lease dated August 29, 2007, as amended by that certain First Amendment to Lease dated January 31, 2007 and that certain Second Amendment to Lease dated October 6, 2008 (the “Second Amendment”), pertaining to that certain premises containing approximately 89,835 square feet and located at 1455 Michael Drive, Wood Dale, Illinois, by and between AMB Partners II Local, L.P., as Landlord, and Power Great Lakes, Inc., an Illinois corporation, as Tenant (collectively, the “Lease”)

Dear Mr. Winemaster:

This letter serves to confirm the agreement of Landlord and Tenant as to the following matters:

1. Paragraph 4 of the Second Amendment is amended to provide that (a) the deadline for Tenant’s delivery of the Termination Notice to Landlord (i.e., the “Option Date”) shall be extended to July 31, 2010 and (b) the Termination Date shall be extended to April 30, 2011.

2. In the event Tenant does not deliver the Termination Notice to Landlord by July 31, 2010, (a) Tenant’s option to terminate shall be null and void and of no further force or effect and the Lease shall continue in accordance with its terms (as modified below), and (b) commencing August 1, 2010, provided that Tenant (i) is not in default under the Lease beyond any applicable notice and cure periods, (ii) has not been in default, regardless of subsequent cure, two (2) or more times during the Extension Term, and (iii) is in possession of the Premises, Tenant shall have the opportunity to notify Landlord of its desire to relocate into a space larger than the Premises owned by Landlord or an affiliate of Landlord located within the same market as the Premises. In the event that Landlord or an affiliate of Landlord has such an available space available, Landlord shall notify Tenant of such availability and, in the event the parties reach agreement on the terms and conditions of a new lease, the term of the Lease shall expire on a date agreed upon between the parties, at which time the Lease shall be null and void and of no further force or effect with the exception that any outstanding amounts due under the Lease which shall be paid by the party owing such amounts and any indemnity obligations under the Lease shall remain in full force and effect.

3. Except as expressly provided herein, Tenant has no option, right of first refusal, or other right to renew, extend, terminate, lease additional space or purchase any part of the Premises or Building.

Except as modified hereby, the Lease shall remain unchanged and in full force and effect. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease.

Please sign where indicated below to acknowledge your agreement as to the foregoing matters. In the meantime, please contact me with any questions.

Very truly yours,

AMB PARTNERS II LOCAL, L.P., a Delaware limited partnership

By:	AMB PROPERTY II, L.P., a Delaware limited partnership
Its:	General Partner

By:	AMB PROPERTY HOLDING CORPORATION, a Maryland corporation
Its:	Sole Member

By:
Its:	Victoria Knudson VP Operations

THE FOREGOING TERMS AND CONDITIONS OF THIS THIRD AMENDMENT TO LEASE ARE ACKNOWLEDGED AND AGREED TO ON BEHALF OF TENANT AS OF THIS 30 DAY OF JUNE, 2010.

POWER GREAT LAKES, INC., an Illinois corporation

By:

Name:	Kenneth Winemaster

Its:	Senior Vice President

2

FOURTH AMENDMENT TO LEASE

AMB PARTNERS II LOCAL, L.P.

December 22, 2010

Power Great Lakes, Inc.

655 Wheat Lane

Wood Dale, Illinois 60191

Attention: Ken Winemaster, Senior Vice President

Re:

Lease dated August 29, 2007, as amended by that certain First Amendment to Lease dated January 31, 2007, that certain Second Amendment to Lease dated October 6, 2008 (the “Second Amendment”), and that certain Third Amendment to Lease dated June 30, 2010 (the “Third Amendment”) pertaining to that certain premises containing approximately 89,835 square feet and located at 1455 Michael Drive, Wood Dale, Illinois, by and between AMB Partners II Local, L.P., as Landlord, and Power Great Lakes, Inc., an Illinois corporation, as Tenant (collectively, the “Lease”)

Dear Mr. Winemaster:

This letter serves to confirm the agreement of Landlord and Tenant as to the following matters:

1. Landlord and Tenant acknowledge and agree that on July 31, 2010, Tenant delivered to Landlord the Termination Notice (as defined in the Second Amendment), which pursuant to the terms of the Third Amendment, provided that the Term of the Lease would expire on April 30, 2011. Notwithstanding Tenant’s delivery of the Termination Notice to Landlord, the Term of the Lease is hereby extended for an additional twelve (12) month period from May 1, 2011 through and including April 30, 2012 (the “Second Extension Term”).

2. During the Second Extension Term, Tenant shall pay Gross Rent to Landlord in the amount of $37,431.00 per month. Tenant shall continue to make payments of all other charges due under the Lease at the same time and in the same manner as Tenant is currently required to make such payments under the Lease.

3. Tenant agrees that Gross Rent shall include Tenant’s monthly proportionate share (as defined in Paragraph 22K of the Lease) for 2008 (the “Base Year”) of: (i) Taxes (as defined in Paragraph 3A of the Lease) payable by Landlord pursuant to Paragraph 3 of the Lease, (ii) the cost to Landlord of administering and maintaining any insurance pursuant to Paragraph 9A of the Lease (“Insurance”), and (iii) the cost to Landlord of performing the maintenance obligations set forth in Paragraph 4B of the Lease and the cost of the property management fee charged by Landlord (collectively, “CAM Charges”). If for any calendar year applicable to the Term of the Lease (or any renewal of such Term), Tenant’s proportionate share of Taxes, Insurance and/or CAM Charges exceed Tenant’s proportionate share of such charges for the Base Year, Tenant shall pay to Landlord as additional rent upon demand at the time the next installment of Gross Rent is due the amount of such excess or, if the Lease has expired or been terminated, within ten (10) days following request from Landlord, provided, however, that the foregoing calculation shall be appropriately adjusted for any partial year of the Lease.

4. Tenant shall have the one-time right to terminate the Lease and surrender possession of the Premises effective as of October 31, 2011 (the “Termination Date”) by providing written notice to Landlord of its intent to terminate (the “Termination Notice”), together with a payment in the amount of Ten Thousand and 00/100 Dollars ($10,000.00) (the “Termination Fee”) accompanying the Termination Notice, on or before April 30, 2011 (the “Option Date”). Effective on the Termination Date, Tenant shall surrender the Premises in the condition required under the Lease and the rights, liabilities and obligations of the parties under the Lease shall cease and terminate, except that: (a) each party shall remain liable for all outstanding amounts due under the Lease and other obligations owing under the Lease that have accrued on or prior to the Termination Date, and (b) all obligations of the parties under the Lease, including Tenant’s environmental indemnification of Landlord, accruing on or prior to the date that Tenant vacates the Premises or arising out of Tenant’s occupancy of the Premises, shall remain in full force and effect. In the event the Termination Notice and Termination Fee are not delivered to Landlord on or before the Option Date, the option to terminate contained within this Paragraph 4 shall be null and void and of no further force or effect and the Lease shall continue in accordance with its terms. Notwithstanding the foregoing, in the event Tenant elects to terminate the Lease pursuant to the terms of this Paragraph 4, the Termination Fee shall be refunded to Tenant if and when Tenant and Landlord (or an affiliate of Landlord) fully execute a new Lease.

5. Except as expressly provided herein, Tenant has no option, right of first offer, right of first refusal, or other right to renew, extend, relocate, terminate, lease additional space or purchase any part of the Premises or Building.

Except as modified hereby, the Lease shall remain unchanged and in full force and effect. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease.

[Remainder of page intentionally left blank; signatures appear on the following page]

2

Please sign where indicated below to acknowledge your agreement as to the foregoing matters. In the meantime, please contact me with any questions.

Very truly yours,

AMB PARTNERS II LOCAL, L.P., a Delaware limited partnership

By:	AMB PROPERTY II, L.P., a Delaware limited partnership
Its:	General Partner

By:	AMB PROPERTY HOLDING CORPORATION, a Maryland corporation
Its:	General Partner

By:

Name:	Carter Ancrus

Its:	VP Leasing & Acquisitions

THE FOREGOING TERMS AND CONDITIONS OF THIS FOURTH AMENDMENT TO LEASE ARE ACKNOWLEDGED AND AGREED TO ON BEHALF OF TENANT AS OF THIS DAY OF DECEMBER, 2010.

POWER GREAT LAKES, INC., an Illinois corporation

By:

Name:	Kenneth Winemaster

Its:	Senior Vice President

3

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the “Fifth Amendment”) is entered into as of the 30th day of June, 2011, by and between AMB PARTNERS II LOCAL, L.P., a Delaware limited partnership (the “Landlord”) and POWER GREAT LAKES, INC., an Illinois corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease dated August 29, 2007, as amended by instruments dated January 31, 2007, October 6, 2008, June 30, 2010 and December 22, 2010, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 89,835 square feet located at 1455 Michael Drive, Wood Dale, Illinois (the “Premises”), such lease, as previously and heretofore modified, being herein referred to collectively as the “Lease”.

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.

The Lease Term is extended for fifteen (15) months, such that the Lease shall terminate on July 31, 2013 (the “Third Extension Term”). All of the terms and conditions of the Lease shall remain in full force and effect during the Third Extension Term except as expressly provided herein.

2.	During the Third Extension Term, Tenant shall pay Gross Rent to Landlord in the amount of $37,431.00 per month.

3.	Tenant has no option, right of first refusal, or other right to renew, extend, lease additional premises, or purchase any part of the Premises, nor any right to terminate the Lease.

4.	Except as otherwise expressly provided herein, all defined terms used in this Fifth Amendment shall have the same respective meanings as are provided for such defined terms in the Lease.

5.

Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Colliers International, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

6.

Effectively immediately, Landlord’s notice address shall be as follows: c/o Prologis, Inc., 8755 West Higgins Road, Suite 700, Chicago, Illinois 60631, with a copy to Prologis, Inc., 4545 Airport Way, Denver, Colorado 80239, Attention: General Counsel.

7.

Insofar as the specific terms and provisions of this Fifth Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Fifth Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

8.

Landlord and Tenant hereby agree that (i) this Fifth Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Fifth Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

9.

Any obligation or liability whatsoever of Landlord, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have signed this Fifth Amendment as of the day and year first above written.

TENANT:		LANDLORD:

POWER GREAT LAKES, INC., an Illinois corporation		AMB PARTNERS II LOCAL, L.P., a Delaware limited partnership

		By:	PROLOGIS 2, L.P., a Delaware limited partnership
By:		Its:	General Partner

Name:	Kenneth Winemaster	By:	AMB PROPERTY HOLDING CORPORATION,
a Maryland corporation
Its:	Senior Vice President	Its:	General Partner

By:

		Name:	Carter Andrus

		Its:	VP, Market Officer